Exhibit 10.2

FIRST AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of November 9, 2017, is among SILVERBOW RESOURCES, INC. (f/k/a Swift Energy Company), a Delaware corporation (the “Borrower”), the undersigned guarantors (the “Guarantors” and, together with the Borrower, the “Obligors”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), and the Lenders.
Recitals
A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain First Amended and Restated Senior Secured Revolving Credit Agreement dated as of April 19, 2017 (the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower has informed the Administrative Agent and Lenders that it intends to incur either (a) Permitted Second Lien Debt or (b) Permitted Unsecured Debt during the period commencing on the Amendment Effective Date (as defined below) and ending on December 31, 2017 (such period, the “Incurrence Window”) in an aggregate principal amount of not less than $150.0 million and not greater than $200.0 million (the “Incurrence Range”) (such Indebtedness if incurred during the Incurrence Window and in an aggregate principal amount within the Incurrence Range, the “Proposed Debt Incurrence”).
C.    The Borrower has requested, and the Administrative Agent and the Lenders have agreed subject to the terms and conditions herein to (a) increase the Borrowing Base to $370.0 million in connection with the Current Scheduled Redetermination (as defined below), (b) amend certain provisions of the Credit Agreement and (c) without prejudice to the other rights of the Administrative Agent and the Lenders under the Credit Agreement, (i) waive the application of Section 2.08(c) of the Credit Agreement in respect of the Proposed Debt Incurrence (the “Requested Borrowing Base Waiver”) and (ii) in lieu of a reduction to the Borrowing Base pursuant to Section 2.08(c) of the Credit Agreement upon the Proposed Debt Incurrence, reduce the Borrowing Base by $40.0 million upon the Proposed Debt Incurrence (the “Requested Alternative Borrowing Base Adjustment”).
D.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.     Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections in the Credit Agreement.

Section 2.    Amendments to Credit Agreement.

2.1    Amendments to Section 1.02.

(a)The following defined terms are hereby inserted in the Credit Agreement where alphabetically appropriate:
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Overnight Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).
(b)The following terms contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety with the following text:

(i)““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately the Specified Time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and clause (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(ii)““Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.”

2.2    Amendment to Section 3.03. Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety with the following text:

“Section 3.03.        Alternate Rate of Interest. If prior to the first day of any Interest Period:
(a)If prior to the first day of any Interest Period:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(ii)the Administrative Agent shall have received notice from the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and such Borrowing shall be automatically converted into ABR Loans on the last day of the applicable Interest Period), and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing.
(b)If any Lender determines that any requirement of law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make, maintain, fund or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrower will also pay accrued interest on the amount so converted or prepaid.

(c)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 3.03(a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 3.03(a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.02(b), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 3.03(c) (but, in the case of the circumstances described in Section 3.03(c)(ii), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

2.3    Amendment to Annex I. The Lenders have agreed to the assignment and reallocation certain Lenders’ respective Commitments and Maximum Credit Amounts (the “Assigned Interests”). On the Amendment Effective Date and after giving effect to such reallocations, the Maximum Credit Amount and Applicable Percentage of each Lender shall be as set forth on Annex I attached hereto and the Borrower and each Lender hereby consents and agrees to the Maximum Credit Amount and Applicable Percentages set forth on such Annex I. With respect to such assignment and reallocation, each Lender acquiring Assigned Interests shall be deemed to have acquired its portion of the Assigned Interests allocated to it from each other Lenders from whom a disposition of Assignment Interests was necessary to achieve the Maximum Credit Amounts and Applicable Percentages set forth on such Annex I pursuant to the terms of an Assignment and Assumption attached as Exhibit G to the Credit Agreement as if each such Lender had executed the necessary Assignment and Assumptions with respect to such reallocation at par (it being understood that any other determinations made with respect to such reallocation shall be made by the Administrative Agent in its reasonable discretion in consultation with any such applicable Lenders and any such Lender and the Borrower shall promptly execute any customary assigned documentation needed or advisable to effectuate such reallocation if reasonably requested by the Administrative Agent). In connection with, and for the purposes of, the assignments and reallocations effected by this Amendment only, the Administrative Agent waives the processing and recordation fee under Section 12.04(b)(ii)(C).

Section 3.    Borrowing Base. Each Lender, the Administrative Agent and the Borrower agree that upon and as of the Amendment Effective Date (as defined below): (a) the November 1, 2017 Scheduled Redetermination shall be deemed to have taken place according to the procedures set forth in the Credit Agreement and (b) the amount of the Borrowing Base shall be increased from $330.0 million to $370.0 million (the “Current Scheduled Redetermination”; such $40.0 million increase to the Borrowing Base, the “Borrowing Base Increase”). After giving effect to the Current Scheduled Redetermination and subject to Section 4 of this Amendment, the Borrowing Base shall remain in effect until otherwise redetermined or adjusted pursuant to the Borrowing Base Adjustment Provisions in accordance with the Credit Agreement. For avoidance of doubt, this provision does not limit the right of the parties to initiate Interim Redeterminations of the Borrowing Base in accordance with Section 2.07(c) of the Credit Agreement or any other Borrowing Base Adjustment Provisions (subject to Section 4 of this Amendment) and the Current Scheduled Redetermination shall not constitute an Interim Redetermination. This Section 3 constitutes the New Borrowing Base Notice delivered in accordance with Section 2.07(d) of the Credit Agreement in connection with the Current Scheduled Redetermination.

Section 4.    Waiver. The Borrower, Administrative Agent and Lenders hereby agrees to (a) the Requested Borrowing Base Waiver and (b) the application of the Requested Alternative Borrowing Base

Adjustment in connection with consummation of the Proposed Debt Incurrence, subject to the following conditions subsequent:

(i)	the Borrower incurs the Proposed Debt Incurrence within the Incurrence Window,

(ii)	the aggregate principal amount of the Proposed Debt Incurrence is within the Incurrence Range, and

(iii)	the Proposed Debt Incurrence constitutes (A) Permitted Second Lien Debt if the Proposed Debt Incurrence is secured and (B) Permitted Unsecured Debt if the Proposed Debt Incurrence is unsecured.

For avoidance of doubt, this provision does not limit the right of the parties to initiate Interim Redeterminations of the Borrowing Base in accordance with Section 2.07(c) or any other Borrowing Base Adjustment Provisions.
In the event that the Borrower fails to incur such Proposed Debt Incurrence within the Incurrence Window, then the Borrower shall pay to the Administrative Agent on behalf of the Lenders, a commitment increase fee in an amount equal to 67.5 basis points multiplied by the Borrowing Base Increase, which fee shall due and payable by the Borrower on the first Business Day after the last day of the Incurrence Window and which fee shall be allocated among the Lenders based on their respective percentage shares of the Borrowing Base Increase.
Section 5.    Conditions Precedent. This Amendment shall become effective on the date (such date, the “Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 12.02(b) of the Credit Agreement):

5.1    The Administrative Agent, the Arranger and the Lenders shall have received all other fees and other amounts due and payable in connection with this Amendment or any other Loan Document on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to this Amendment or any other Loan Document.

5.2    The Administrative Agent shall have received a counterpart of this Amendment signed by the Borrower, the Guarantors and each Lender.

5.3    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the representations and warranties in Section 6.2(d) below.

The Administrative Agent is hereby authorized and directed to declare this Amendment to be effective (and the Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5 (or the waiver of such conditions as permitted in Section 12.02(b) of the Credit Agreement). Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.
Section 6.    Miscellaneous.

6.1    Confirmation. All of the terms and provisions of the Credit Agreement, as amended and waived by this Amendment, are, and shall remain, in full force and effect following the effectiveness of this

Amendment. Neither the execution by the Administrative Agent or the Lenders of this Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed to be an agreement by the Administrative Agent or the Lenders to agree to any future requests in respect of a Scheduled Redetermination or otherwise.

6.2    Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Amendment; (b) ratifies and affirms (i) its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document and agrees that each Loan Document remains in full force and effect as expressly amended hereby and (ii) that the Liens created by the Loan Documents to which it is a party are valid and continuing and secure the Secured Obligations in accordance with the terms thereof, after giving effect to this Amendment; (c) agrees that from and after the Amendment Effective Date (i) each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended and waived by this Amendment and (ii) this Amendment does not constitute a novation of the Credit Agreement; and (d) represents and warrants to the Lenders that as of the date hereof, and immediately after giving effect to the terms of this Amendment: (i) all of the representations and warranties contained in each Loan Document are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing (including under Section 8.01(k), Section 8.13(b) and Section 8.02(d) of the Credit Agreement) and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

6.3    Loan Document. This Amendment is a Loan Document.

6.4    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

6.5    No Oral Agreement. This Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

6.6    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 12.09(b)-(d) of the Credit Agreement shall be incorporated herein in mutatis mutandis.

6.7    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.8    No Claims. Each Obligor represents and warrants that as of the date of this Amendment, it has no knowledge of events or circumstances that would reasonably be expected to give rise to a claim against any Lender or the Administrative Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWER:	SILVERBOW RESOURCES, INC.

By: __/s/ G. Gleeson Van Riet___________
Name: G. Gleeson Van Riet
Title: Executive Vice President and Chief Financial Officer

GUARANTOR:	SILVERBOW RESOURCES OPERATING, LLC

By: __/s/ G. Gleeson Van Riet___________
Name: G. Gleeson Van Riet
Title: Executive Vice President, Chief Financial Officer
and Treasurer

GUARANTOR:	SILVERBOW RESOURCES USA, INC.

By: __/s/ G. Gleeson Van Riet___________
Name: G. Gleeson Van Riet
Title: Vice President, Chief Financial Officer and Treasurer

First Amendment to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:        JPMORGAN CHASE BANK, N.A., as
Administrative Agent and a Lender

By: ___/s/ Jo Linda Papadakis__________
Name:    Jo Linda Papadakis
Title:    Authorized Officer

First Amendment to Credit Agreement
Signature Page

LENDER:	COMPASS BANK, as a Lender
By: __/s/ Daniel Ferreyra ______________
Name:    Daniel Ferreyra
Title:    Vice President

First Amendment to Credit Agreement
Signature Page

LENDER:	SUNTRUST BANK, as a Lender
By: __/s/ Benjamin L. Brown ______________
Name:    Benjamin L. Brown
Title:    Director

First Amendment to Credit Agreement
Signature Page

LENDER:                    [*], as a Lender
BOKF, NA dba Bank of Texas
By: __/s/ Martin W. Wilson ______________
Name:    Martin W. Wilson
Title:    Senior Vice President

First Amendment to Credit Agreement
Signature Page

LENDER:	Canadian Imperial Bank of Commerce, New
York Branch, as a Lender
By: __/s/ Richard Antl ______________
Name:    Richard Antl
Title:    Authorized Signatory

By: __/s/ Trudy Nelson ______________
Name:    Trudy Nelson
Title:    Authorized Signatory

First Amendment to Credit Agreement
Signature Page

LENDER:	FIFTH THIRD BANK, as a Lender

By: __/s/ Justin Bellamy ______________
Name:    Justin Bellamy
Title:    Director

First Amendment to Credit Agreement
Signature Page

LENDER:	BRANCH BANKING AND TRUST, as a Lender
By: __/s/ Kelly Graham ______________
Name:    Kelly Graham
Title:    Vice President

First Amendment to Credit Agreement
Signature Page

LENDER:	COMERCIA BANK, as a Lender
By: __/s/ Jason M. Klesel ______________
Name:    Jason M. Klesel
Title:    Assistant Vice President

First Amendment to Credit Agreement
Signature Page

LENDER:	Credit Suisse AG, Cayman Islands Branch, as a
Lender
By: __/s/ Nupur Kumar ______________
Name:    Nupur Kumar
Title:    Authorized Signatory
By: __/s/ Christopher Zybrick __________
Name:    Christopher Zybrick
Title:    Authorized Signatory

First Amendment to Credit Agreement
Signature Page

LENDER:	KeyBank, National Association, as a Lender
By: __/s/ George E. McKean ___________
Name:    George E. McKean
Title:    Senior Vice President

First Amendment to Credit Agreement
Signature Page

LENDER:	Associated Bank, N.A., as a Lender
By: __/s/ Ryan Osborn ______________
Name:    Ryan Osborn
Title:    AVP

First Amendment to Credit Agreement
Signature Page

LENDER:	Whitney Bank, as a Lender
By: __/s/ William Jochetz ______________
Name:    William Jochetz
Title:    Vice President

First Amendment to Credit Agreement
Signature Page

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMORGAN CHASE BANK, N.A.	10.67567567333330%	$64,054,054.04
COMPASS BANK	9.18918919000000%	$55,135,135.14
SUNTRUST BANK	9.18918919000000%	$55,135,135.14
BOKF, N.A. DBA BANK OF TEXAS	9.18918919000000%	$55,135,135.14
CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH	9.18918919000000%	$55,135,135.14
FIFTH THIRD BANK	9.18918919000000%	$55,135,135.14
BRANCH BANKING AND TRUST COMPANY	8.37837837833334%	$50,270,270.27
COMERICA BANK	8.37837837833334%	$50,270,270.27
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	8.37837837833334%	$50,270,270.27
KEYBANK N.A.	7.43243243166667%	$44,594,594.59
ASSOCIATED BANK, N.A.	5.40540540500000%	$32,432,432.43
WHITNEY BANK	5.40540540500000%	$32,432,432.43
TOTAL	100.00000000000000%	$600,000,000.00